UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2010 (November 16, 2010)
American Learning Corporation
(Exact name of registrant as specified in its charter)

New York	0-14807	11-2601199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 938-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On November 16, 2010, American Learning Corporation (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company has met the requirements of a Nasdaq Listing Qualifications Panel (the “Panel”) decision dated November 3, 2010 and the applicable requirements for listing on Nasdaq. Accordingly, the Panel has determined to continue listing of the Company’s securities on Nasdaq based on the Company having achieved a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.
On November 3, 2010, the Company had received notification from the Panel granting the Company’s request for an extension of time, as permitted under Nasdaq’s Listing Rules, to comply with the $1.00 per share minimum bid price requirement for continued listing. In accordance with the Panel’s decision, the Company was required to evidence a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days on or before February 28, 2011.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit 99.1	Press Release of American Learning Corporation, dated November 17, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEARNING CORPORATION
Date: November 17, 2010	By:	/s/ Gary Gelman
Gary Gelman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of American Learning Corporation, dated November 17, 2010.

4